CALIFORNIA CARBON INDUSTRY, INC.

SUBSCRIPTION AGREEMENT

California Carbon Industry, Inc.
222 Sepulveda Boulevard Suite 2000
El Segundo CA 90245

RE: California Carbon Industry, Inc. Common Stock

Ladies and Gentlemen:

The undersigned investor in this Subscription Agreement hereby acknowledges receipt of the Prospectus, dated November 1st 2014, of California Carbon Industry, Inc., a California corporation (the “Company”), and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus.

The Investor agrees that this Subscription Agreement is subject to availability and acceptance by the Company.

The Investor hereby subscribes for ____________ shares of the Company’s common stock (“Common Stock”) at $0.05 per share, for an aggregate purchase price of $____________.

Payment of $____________ as payment in full of the purchase price is being made via check directly to the Company.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned within three business days of the Company’s receipt of such funds, without interest or deduction of any kind.

Purchaser Information:

Printed Name: _________________________________

Signature: __________________________________

Date: _____________________________________

Address: ______________________________________________________________________

The foregoing Subscription is hereby accepted in full on behalf of California Carbon Industry, Inc.

Date ___________________.

           California Carbon Industry, Inc. :

By: ___________________________________

Name: Michael Okada

Title: Chief Financial Officer & Director